Exhibit 10.2

INTERCEPT PHARMACEUTICALS, INC.

2022 CASH INCENTIVE PLAN

PERFORMANCE-BASED AWARD AGREEMENT

Participant: [NAME]

This Performance-Based Award Agreement (the “Performance-Based Award Agreement”), dated as of ________ ___, 2022 (the “Date of Grant”), is made by and between Intercept Pharmaceuticals, Inc. (the “Company”) and the participant named above (the “Participant”) under the Intercept Pharmaceuticals, Inc. 2022 Cash Incentive Plan, as it may be amended from time to time (the “Plan”). The Participant has been granted a Performance-Based Award, as described below (the “Performance-Based Award”), subject to the Participant’s acceptance of the attached Performance-Based Award Terms and Conditions (the “Performance-Based LTIP Terms and Conditions”) and the Plan, both of which are made a part hereof and are incorporated herein by reference.

Participant’s	Performance-Based Award Information
Target Award Opportunity	Performance Goal[s]	Performance Period	Payment of Award
[Target Award Opportunity in Dollars]	Actual Performance-Based Award payout is based on achievement of the results against the Performance Goal[s] set forth below.		The Company will generally pay out the applicable portion of the Performance-Based Award following the end of the Performance Period. Provided that the Performance Goal[s] is/are met, payment shall be [TBD percentages] of the Target Amount.

Unless otherwise set forth in the Performance-Based LTIP Terms and Conditions or in the Plan, the Participant must be providing Continuous Service on the applicable Vesting Date in order to receive payment.

Performance Goal[s]	Threshold [TBD]%	Target [100]%	Maximum [TBD]%
Please see Exhibit A attached hereto

Total Payout	[TBD]% of Target Amount	[100]% of Target Amount	[TBD]% of Target Amount

BY ACCEPTING THIS PERFORMANCE-BASED AWARD, PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN AND THIS PERFORMANCE-BASED AWARD AGREEMENT, INCLUDING THE PERFORMANCE-BASED LTIP TERMS AND CONDITIONS. THE PARTICIPANT HAS REVIEWED THE PLAN AND THE PERFORMANCE-BASED AWARD AGREEMENT INCLUDING THE PERFORMANCE-BASED LTIP TERMS AND CONDITIONS IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE PERFORMANCE-BASED AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN AND THIS PERFORMANCE-BASED AWARD AGREEMENT, INCLUDING THE PERFORMANCE-BASED LTIP TERMS AND CONDITIONS. PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE BOARD ARISING UNDER THE PLAN AND THE TERMS OF THIS PERFORMANCE-BASED AWARD.

IN WITNESS WHEREOF, the parties hereto have executed this Performance-Based Award Agreement as of the day and year first above written.

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

PARTICIPANT:

Name:
Title:

INTERCEPT PHARMACEUTICALS, INC.

2022 CASH INCENTIVE PLAN

PERFORMANCE-BASED AWARD AGREEMENT TERMS AND CONDITIONS

These Terms and Conditions (the “Performance-Based LTIP Terms and Conditions”) are a part of the Performance-Based Award Agreement (the “Performance-Based Award Agreement”), made under the Plan, which Plan is hereby incorporated by reference.

Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. In the event of a conflict between the provisions of these Performance-Based LTIP Terms and Conditions and the Plan, the provisions of the Plan shall govern.

1.	Amount of Award. The Performance-Based Award Agreement specifies the Participant’s Performance-Based Award at a target amount (the “Target Amount”) set forth on the first page of the Performance-Based Award Agreement. The Target Amount represents the Participant’s opportunity to receive a cash payment in an amount less than, equal to, or more than the Target Amount based on the achievement of the performance goal(s) set forth in the Performance-Based Award Agreement including the Performance-Based LTIP Terms and Conditions.

2.	Payment of the Award. The Performance-Based Award provides the Participant with an opportunity to receive a single Performance-Based Award cash payout (the “Performance-Based Award Payment Amount”) if the Company achieves at least the Threshold level of performance on the performance goal(s) (the “Performance Goal(s)”), as set forth in the Performance-Based Award Agreement, over the Performance Period as set forth on the first page of the Performance-Based Award Agreement. Except as provided in Sections 4, 5 or 6 below, the Participant must provide Continuous Service from the Date of Grant of the Performance-Based Award through the Payment Date (the “Vesting Date”) to receive the Performance-Based Award Payment Amount.

3.	Achievement of Performance Goal[s] and Timing of Payment. Subject to the terms of the Plan, after the applicable Performance Period has ended, the Board shall determine in its sole discretion the extent to which the Performance Goal[s] ha[s][ve] been achieved. In no event shall the Performance-Based Award Payment Amount in the aggregate be more than the Maximum Amount. Except as otherwise set forth herein or in the Plan, the Payment Date shall be within ten (10) days after the Performance-Based Award Payment Amount shall have been determined by the Board and shall be no later than the fifteenth (15th) day of the third (3rd) month following the end of the Performance Period.

4.	Payment of Award if Participant Dies or Becomes Disabled. If a Participant dies or becomes Disabled before the Vesting Date, the Participant or the Participant’s estate, which shall be the Participant’s beneficiary, shall receive a Performance-Based Award Payment Amount from the Company based on the Target level of achievement of the Performance Goal[s], pro-rated for the number of days of Continuous Service during the portion of the Performance Period prior to the Participant’s death or Disability. The Performance-Based Award Payment Amount shall be paid as promptly as practicable and in no event later than the same time as payments are made to the Participants who did not terminate employment during the Performance Period.

5.	Payment of Award in Connection with a Change in Control. Immediately prior to a Change in Control, all the vesting conditions shall be deemed to have been satisfied and the Performance Goal[s] shall be deemed to have been satisfied at the Target level (or, if greater and if so determined by the Board, the actual level of performance) (the “Deemed CIC Achievement”). The Company shall make payment to the Participant in cash, in full satisfaction of its obligations, of a value based on the Deemed CIC Achievement, no later than ten (10) days following the Change in Control.

6.	Payment of Award if Participant is Terminated by the Company Without Cause. If a Participant’s Continuous Service is terminated by the Company without Cause, the Participant shall receive a prorated Payment Amount from the Company assuming achievement of the applicable performance goal(s) at the Target level. Such amount shall be equal to a portion of the Performance-Based Award prorated for the number of days of Continuous Service during the portion of the Performance Period prior to the date of termination of the Participant’s Continuous Service without Cause. The Payment Amount that is earned in accordance with this Section 6 shall be paid to the Participant no later than ten (10) days following the Participant’s termination of Continuous Service.

7.	Payment of Award on Other Terminations of a Participant. If a Participant terminates Continuous Service for any reason before the Vesting Date, other than a termination due to death or Disability as described in Section 4 or a termination without Cause as described in Section 6, or a Change in Control as described in Section 5, the Participant will not be eligible for any Performance-Based Award Payment Amount under this Performance-Based Award.

8.	Limits on Transfers of Awards. This Performance-Based Award shall not be assignable, alienable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution.

9.	Amendment; Termination of the Award. Subject to Article 7 of the Plan, the Board has the right to modify any Performance-Based Award in accordance with the Plan.

10.	Tax Liability and Withholding. The Participant shall be responsible for all tax liability that shall arise as a result of the Performance-Based Award Payment Amount. The Participant acknowledges the Company is authorized to withhold taxes due or potentially payable in connection with the Performance-Based Award in accordance with the Plan. Further, the Participant agrees to any deduction or offset by the Company as provided under the Plan.

11.	Severability; Survival of Terms. Should any provision of this Performance-Based Award including these Performance-Based LTIP Terms and Conditions be held by a court of competent jurisdiction to be unenforceable, such holding shall not affect the validity of the remainder of the Performance-Based Award including these Performance-Based LTIP Terms and Conditions. The Plan and this Performance-Based Award shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

12.	Entire Agreement. The Performance-Based Award Agreement including these Performance-Based LTIP Terms and Conditions and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

13.	Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to a Performance-Based Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.	Governing Law. This Performance-Based Award Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to principles of conflict of law.

15.	Consent for Data Transfer. By accepting this Performance-Based Award Agreement, the Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described herein, including for the purpose of managing and administering the Plan, certain personal information, including name, home address and telephone number, date of birth, Social Security number or other employee identification number, salary, nationality, job title, or directorships held in the Company (“Data”). The Company and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Plan and may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Participant’s ability to participate in the Plan.